EXHIBIT 10.7
                                   EXHIBIT B-1



                                 CAFE LA FRANCE

                               FRANCHISE AGREEMENT



                                TABLE OF CONTENTS

                                                                        PAGE

1.  SIGNIFICANT FRANCHISE AGREEMENT PROVISIONS                           1


      1.01  Date of Franchise Agreement                                  1
      1.02  Expiration Date                                              1
      1.03  Renewal Notification Date                                    1
      1.04  Location of Restaurant                                       1
      1.05  Protected Territory                                          1
      1.06  Initial Franchise Fee                                        1
      1.07  Royalty Fee                                                  1

2.  GRANT OF LICENSE                                                     2

      2.01  Grant                                                        2
      2.02  Protected Territory                                          2
      2.03  Limited License                                              2

3.  TRADEMARKS                                                           2

      3.01  Grant of Trademark License                                   2
      3.02  Name of the Business                                         2
      3.03  Change of the Trademarks                                     2
      3.04  Trademark Prosecution                                        3

4.  FRANCHISED LOCATION                                                  3

5.  TERM OF FRANCHISE AGREEMENT AND RENEWAL OPTION                       3

      5.01 Term                                                          3
      5.02 Renewal                                                       3
      5.03 Notice Required By Law                                        3

6.  FRANCHISE FEES                                                       3

      6.01  Initial Fee                                                  3
      6.02  Continuing Royalty                                           3
      6.03  Gross Receipts                                               4

7.  FRANCHISE PROMOTION AND ADVERTISING                                  4

      7.01  Collective Advertising                                       4
      7.02  Use of Collective Advertising and                            4
             Promotion Fund
      7.03  Community Service                                            4

8.  PROPRIETARY PRODUCTS                                                 4

9.  FRANCHISEE IDENTIFICATION                                            5

      9.01 Display                                                       5
      9.02 Identity as Franchisee                                        5








10. TRAINING AND OPERATING ASSISTANCE                                    5

      10.01  Initial Training Program                                    5
      10.02  Staff Training                                              5
      10.03  Additional Assistance                                       5
      10.04  Limitation of Liability                                     5

11. OPERATION OF THE BUSINESS                                            6

      11.01  Confidential Manuals                                        6
      11.02  Food Products and Merchandise                               6
      11.03  Approved Suppliers                                          6
      11.04  Menu Format                                                 7
      11.05  Management of the Business                                  7
      11.06  Insurance                                                   7
      11.07  Construction, Maintenance                                   7
              and Repair of Restaurant                                   7
      11.08  Inspection of Restaurant                                    7
      11.09  Accounting System                                           8
      11.10  Compliance With Law                                         8
      11.11  Suggested Retail Prices                                     8
      11.12  Your Employees                                              8
      11.13  Hours of Operation                                          8

12. ACCOUNTING AND RECORDS                                               8

      12.01  Your Bank Account                                           8
      12.02  Sales Records                                               8
      12.03  Inspection and Audit                                        8

      12.04  Periodic Reports                                            8
      12.05  Recording System                                            9

13. ASSIGNMENT AND RIGHT OF FIRST REFUSAL                                9

      13.01  Assignment by CLF                                           9
      13.02  Assignment By You                                           9

14. STEP-IN RIGHTS                                                      10

      14.01  Cause for Step-In                                          10
      14.02  Duties of the Parties                                      10

15. DEFAULT AND TERMINATION                                             10

      15.01  Immediate Termination                                      10
      15.02  Termination With Notice                                    11
      15.03  Conformity With Law                                        11

16. RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION
    OR TERMINATION                                                      11

      16.01  Your Obligations                                           11

17.  NON-COMPETITION AND NON-DISCLOSURE COVENANTS                       12

      17.01  Non-Competition                                            12
      17.02  Non-Disclosure                                             12









18.  GENERAL CONDITIONS AND PROVISIONS                                  13

      18.01  Titles for Convenience                                     13
      18.02  Entire Agreement                                           13
      18.03  Amendment in Writing                                       13
      18.04  Relationship of the Parties                                13
      18.05  No Waiver                                                  13
      18.06  Governing Law                                              13
      18.07  Notices                                                    13

19. CAVEAT   14

    Guaranty of Performance                                             15





                                 CAFE LA FRANCE

                               FRANCHISE AGREEMENT





    AGREEMENT entered into this ______ day of _________, 199_ by and between


                            CLF Franchise Corporation
                           a Rhode Island Corporation
                              216 Weybosset Street
                         Providence, Rhode Island 02903
                                     ("CLF")

                                       and

                        ----------------------------------
                        ----------------------------------
                        ----------------------------------
                        ----------------------------------
                           ("You" or the "Franchisee")











         This Franchise Agreement is between CLF and You as the Franchisee, and is intended to describe and establish our relationship during the term of this Agreement. CLF strongly encourages You to read this Agreement carefully and with the assistance of a professional advisor who is familiar with franchising and franchise agreements.

                                 RECITALS CLAUSE

         CLF holds rights which it considers to be proprietary in its trade names, service marks, trademarks, logotypes and designs (the "Trademarks"), and in the distinctive methods of conducting business relating to the operation of a Cafe La France restaurant (the "System"), which are our confidential and valuable trade secrets; and

         CLF holds the right to offer You a franchise under the "Cafe La France" name and mark, which has become identified with a reputation for high quality breakfast baked goods, specialty sandwiches, gourmet coffees, and other food products, and guest-oriented food delivery; and

         You would like to enter the business of operating a Cafe La France restaurant (the "Business") using the Trademarks, the System and all of the advantages of our franchised program, on the terms and conditions which comprise this Agreement. You acknowledged that You have furnished all pertinent information about Yourself and Your finances and that You have advised CLF of all persons who will hold an interest in the Franchise.

         THEREFORE, in consideration of the mutual Agreements, covenants and promises contained in this Franchise Agreement and for other good and valuable consideration, the receipt and sufficiency of which we acknowledge, You and CLF agree to be bound legally as follows:

1.       SIGNIFICANT FRANCHISE AGREEMENT PROVISIONS

         1.01  DATE OF FRANCHISE AGREEMENT:        ______________

         1.02  EXPIRATION DATE:                    ______________

         1.03  RENEWAL NOTIFICATION DATE:          ______________

         1.04  LOCATION OF RESTAURANT:
                                      ------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------

         1.05  PROTECTED TERRITORY:
                                   ---------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------

         1.06  INITIAL FRANCHISE FEE PER RESTAURANT:  _______________

         1.07  ROYALTY FEE:   5%



 2.      GRANT OF LICENSE

         2.01 GRANT. CLF grants to You and You accept, a license to operate the franchise at, and only at, the location and for the term described in this Agreement. For purposes of this Agreement, the franchise shall include all aspects of preparing and selling specialty sandwiches, baked goods and gourmet coffees and other specialty food items at or from the restaurant premises. You agree as a condition to this grant of a license to comply with the obligations which You accept by signing this Agreement.








         2.02 PROTECTED TERRITORY. As long as You comply with the terms of this Agreement, CLF will not license another franchisee to operate a restaurant in the Protected Territory. CLF, however, expressly reserves for itself, for its affiliates and for its other franchisees the right to sell food products to regional or national catering or retail accounts under the "Cafe La France" Trademarks or other trademark.

         2.03 LIMITED LICENSE. You do acknowledge that this license is a limited grant of rights. Upon termination for any reason or upon expiration of this Agreement, Your rights to operate the Business will cease and this license will terminate.

3.  TRADEMARKS

         3.01 GRANT OF TRADEMARK LICENSE. CLF, by this Agreement, grants to You a license to use and display the Trademarks as CLF may direct in writing. You acknowledge that our Trademarks are valid, and that valuable goodwill belonging solely to CLF is attached to the Trademarks. You also acknowledge that CLF has licensed and will in the future license the Trademarks to other franchisees and to its affiliates. You agree that You will never directly or indirectly contest the validity or ownership of the Trademarks and that You will only use the Trademarks in a fashion expressly authorized by CLF, in writing. Following the expiration or termination of the Agreement, You will discontinue the use of the Trademarks and You expressly appoint CLF as Your attorney-in-fact to discontinue Your use of the Trademarks.

         3.02 NAME OF THE BUSINESS. You agree to conduct Your Business under the name and mark: "Cafe La France" without any suffix or prefix attached. You also agree that You will not display the trademark, service mark, trade name or logo of any other person, firm or company in the restaurant without the express written consent of CLF.

         3.03 CHANGE OF THE TRADEMARKS. If CLF determines that one or more of its Trademarks are no longer viable commercially or legally, then You agree to change the Trademarks as directed by CLF. This may include changing signs, graphics, interior trade dress, exterior decor, labels, products and supplies.

         3.04 TRADEMARK PROSECUTION. If a third party who is not a franchisee of CLF should use the Trademarks or any variation, CLF will determine whether or not to institute action and will alone control the litigation.

4.       FRANCHISED LOCATION

         The franchise which CLF grants to You by this Agreement is for the operation of 1 Cafe La France restaurant to be located at the address listed in
Section 1.04 above or at a location  within the Protected  Territory  defined in
Section 1.05 upon which both You and CLF agree. CLF does maintain a right to consent to Your restaurant location, and You must seek and receive that consent in writing before You sign any store lease or otherwise obligate Yourself to a landlord. CLF will consider such factors as general location and immediate surroundings, market demographic characteristics, traffic patterns, visibility, size, layout, service access, rental and lease terms, competition and growth trends in the area.

         If a lease for any actual restaurant location expires or is not renewed, You agree to secure another approved restaurant location within 90 days after the expiration of the prior lease. You also agree to provide a collateral assignment of each lease in the form required by CLF. Alternatively, CLF, in its sole discretion, may lease the premises itself and then sublet the Franchised Location to You. You agree that in order to operate a CLF restaurant in a different or additional territory, You must execute a separate Franchise Agreement and pay an additional franchise fee.




                                       2





5.       TERM OF FRANCHISE AGREEMENT AND RENEWAL OPTION

         5.01 TERM. The term of this Franchise Agreement will be for 10 years, unless terminated for a reason cited in the Agreement.

         5.02 RENEWAL. You will have an option to renew this franchise for successive 10 year terms, subject to certain conditions which follow:

         A. You must have an effective store lease covering each renewal term;

           B. You must notify CLF at least 6 months before the expiration date of this Agreement of Your desire to sign an Agreement for the renewal period. You agree to sign the then standard form Franchise Agreement used by CLF no later than 3 months before the expiration date. The new form Franchise Agreement may contain different terms and obligations than the Franchise Agreement which You are signing today. You will be required to pay a renewal fee equal to 25% of the prevailing initial franchise fee at the time You sign the renewal Agreement.

           C. Even though CLF extends the right of renewal, You may not have the right to exercise this renewal option if You have not paid all monies which are then due and owing to CLF or its affiliates, or if You have uncured defaults. You agree to cure any defaults or deficiencies which require correction. CLF may elect to revoke the renewal option if You have received 2 or more default notices during any 2 year period.

           D. You agree as a condition to the renewal that You will renovate and modernize the restaurant in order to meet CLF's then prevailing design criteria and that You will expend all monies reasonably necessary to complete such renovation and modernization. CLF shall furnish You with CLF's then current requirements relating to store layout, equipment, fixtures, furnishings, signage and decor, and a schedule for effecting the upgrading and modifications. If it is not possible or feasible to renovate and modernize the restaurant, You agree to relocate the restaurant to a location which conforms to CLF's standards for new restaurants in effect at the time of the renewal.

         5.03 NOTICE REQUIRED BY LAW. If a state or federal law should require CLF to provide You with a longer notice period, then this Agreement will remain in effect on a month-to-month basis until CLF has given You the amount of notice which the law may require. You must, however, have a store lease which is effective during this post-expiration period.

6.       FRANCHISE FEES

         6.01 INITIAL FEE. You will, at the same time that You sign this Agreement, pay to CLF the initial franchise fee listed in Section 1.06. You understand and acknowledge that CLF has earned this fee because of the grant of this franchise. The fee is fully earned upon Your signing of this Agreement, and will not be refunded or forgiven for any reason.

         You agree to sign a Deposit Agreement and to pay a nonrefundable deposit fee of $5,000.00. The Deposit Agreement is attached to the offering circular as an exhibit. Once you sign this Agreement, Your $5,000.00 deposit will be credited toward the initial franchise fee.

         6.02 CONTINUING ROYALTY. As a continuing royalty, You agree to pay to CLF 5% of Your weekly Gross Receipts (which is defined below). This royalty is based on Your Gross Receipts for the week ending Sunday, which You agree to pay on or before the following Friday. CLF shall, at a future date, collect Your royalty payments by automatic funds transfer. You agree to participate in the automatic funds transfer program. Your obligation to pay this Continuing Royalty is Your acknowledged compensation to CLF for the use of the CLF





                                       3





Trademarks and System in the operation of Your Business, and for the on-going support and services furnished by CLF.

         6.03 Gross Receipts. You agree that "Gross Receipts" include all forms of revenues which You receive while conducting the Business. These revenues may take the form of cash, check, credit, charge account or exchange. Gross Receipts will include money or credit which You receive from the sale of food and merchandise, from services which You or others may provide, including catering and deliveries made from the restaurant, or for which You charge separately. Gross Receipts will not include the sale of food or merchandise for which refunds have been made in good faith to customers or from any form of tax imposed by a governmental authority, which is collected by You and actually paid to such governmental authority.


7.       FRANCHISEE PROMOTION AND ADVERTISING

         7.01 COLLECTIVE ADVERTISING. CLF reserves the right to require You to contribute (and You agree to pay to CLF) up to 2% of Your Gross Receipts as a contribution to the CLF Collective Advertising and Promotion Fund. The money collected in this Fund will be used for the design and placement of regional and national advertising programs. You will, upon 60 days' prior written notice that CLF will begin collecting Your contribution, pay this contribution in the same manner specified in Section 6.02. CLF will make contributions to the Collective Advertising and Promotion Fund for each of its company-owned or affiliated restaurants in the same percentage as You will pay.

         7.02 USE OF COLLECTIVE ADVERTISING AND PROMOTION FUND. CLF agrees to spend all money collected from the Collective Advertising and Promotion Fund for regional and national advertising, public relations or promotional campaigns or programs which promote and enhance the image, identity and patronage of CLF restaurants. The Collective Advertising and Promotion Fund will be used for the design and production of advertisements, promotional materials, market studies, newsletters and the payment to CLF, its affiliates or advertising agencies for administrative expenses. You acknowledge that CLF will use its good faith discretion in the administration of the Collective Advertising and Promotion Fund and that CLF will not be required to allocate or spend money from the Fund to benefit any particular franchisee or group of franchisees on a pro rata basis.

         7.03 COMMUNITY SERVICE. You acknowledge the importance of participating in and servicing community organizations, and agree to become a member of one or more civic organization(s) in the community in which Your restaurant is located. CLF may suggest certain such organizations and may encourage all of its franchisees to participate in specific programs.


8.       PROPRIETARY PRODUCTS

         You acknowledge and agree that valuable goodwill is associated with the proprietary product line offered under the Cafe La France Trademarks. Therefore, You agree that you will prepare, serve and sell only those proprietary food products which are expressly designated or approved by CLF. These products include muffins, scones, bagels, croissants, rolls, specialty sandwiches, soups, side salads, brewed coffee, espresso drinks and cookies which follow CLF's precise formulas, or methods of preparation. You agree that You will not offer for sale from Your Cafe La France restaurant any food products or non-food merchandise which are not expressly authorized by CLF. In order to maintain the quality standards throughout the Cafe La France System, You agree to purchase these proprietary products only from a supplier approved by CLF. You agree to maintain enough inventory of such proprietary products to reasonably fulfill the demands of Your customers.




                                       4




9.       FRANCHISEE IDENTIFICATION

         9.01 DISPLAY. You agree to display in a prominent place and fashion whatever advertising, signage, posters and other materials which CLF may specify, including all elements of trade dress (which may include the design of the restaurant and displays, interior colors and choice of furniture and furnishings).

         9.02 IDENTITY AS FRANCHISEE. You agree that at all times and in all of Your business dealings and to the general public that You will identify Yourself as a Cafe La France franchisee. You also agree that You will never identify Yourself as being CLF, a subsidiary, division, partner, joint venturer, agent or employee of CLF or of any other Cafe La France franchisees.

10.      TRAINING AND OPERATING ASSISTANCE

         10.01 INITIAL TRAINING PROGRAM. CLF will provide, and You and 1 manager will complete to the satisfaction of CLF, its mandatory training program. The training will be conducted at the corporate facility of CLF in Providence, Rhode Island or at such other location designated by CLF. After You have completed the training, CLF will certify You to own and operate Your franchised restaurant. You acknowledge that even if You hire one or more managers, they must complete to the sole satisfaction of CLF the initial training program. It is the intent of the parties, however, that You will manage the Business on a full-time basis. There will be no training fee for the first two persons who attend training. You will be required, however, to pay $1,000.00 for each additional person who is trained by CLF. You will be responsible for all expenses incurred by You and Your employees while attending training, including salaries, travel, lodging and meals.

         10.02 STAFF TRAINING. You acknowledge that CLF has developed a guest focused training program designed to promote positive brand recognition and to create valuable goodwill for the System. You agree to employ at all times during this Agreement only employees who have completed satisfactorily the CLF training program.

         10.03 ADDITIONAL ASSISTANCE. CLF will provide You with the following additional services:

         A. CONFIDENTIAL MANUALS. CLF will provide You with a copy of its Confidential Manuals (which are described more fully below). This single set of manuals will remain the property of CLF while You use them in the operation of the Business.

         B. OPERATING ASSISTANCE. In addition to the training program, CLF will have a company representative train and assist You and Your staff for up to 7 days during the period immediately before and following the opening of the restaurant. Thereafter, CLF shall coordinate and conduct periodic training programs for its network of franchisees as CLF deems necessary in its sole discretion. You agree to participate in such periodic training programs.

         C. ON-GOING ASSISTANCE AND SUPERVISION. CLF will furnish You with operating assistance and supervision, through company representatives as CLF deems appropriate. This on-going assistance might include, by example, on-site visits, reasonable telephone calls, evaluations of Your sales and profitability, and recommendations for operational improvements. You agree to remedy immediately any deficiencies or unsatisfactory conditions which are determined to exist by CLF's representatives.

         10.04 LIMITATION OF LIABILITY. While CLF agrees that it will apply its skill and judgment to training and assisting You in the operation of the Business, You agree that CLF will not be liable to You or to any third party for the performance or failure to perform of any advisor, consultant or contractor of CLF.




                                       5




11.      OPERATION OF THE BUSINESS

         11.01 CONFIDENTIAL MANUALS. You agree to conduct Your Business by strictly following the Confidential Manuals. You acknowledge that this is necessary to protect the reputation and goodwill of the Trademarks and to maintain the uniform standards of operation throughout the Cafe La France System. Adherence to the Confidential Manuals is vitally important to You, to CLF and to the collective success of all franchisees.

         A. INCORPORATION OF CONFIDENTIAL MANUALS. You acknowledge that the Confidential Manuals which are specifically incorporated into this Agreement are intended to further the purposes of this Agreement. Therefore, You agree that the provisions of the Confidential Manuals will constitute provisions of this Agreement, as if they were actually set forth here.

         B. CONFIDENTIALITY OF CONFIDENTIAL MANUALS. You agree that You will always treat the Confidential Manuals as confidential and that You will never disclose, copy, duplicate or otherwise reproduce any portion of the Confidential Manuals. In particular, You acknowledge that the methods of food preparation contained in the Confidential Manuals are valuable trade secrets belonging to CLF. You also agree never to make the Confidential Manuals available to a person or entity who has not been expressly authorized by CLF. CLF will update the Confidential Manuals from time to time. You agree to replace all outdated pages with the new updated pages and return the outdated pages to CLF. You also agree to return the Confidential Manuals to CLF immediately upon the expiration or other termination of this Agreement.

         C. MODIFICATIONS. You recognize and agree that CLF will, from time to time, change or modify the franchisee standards of operation, which CLF will describe in the Confidential Manuals. You agree to accept and adopt all such changes and modifications, to make reasonable expenditures associated with the changes and modifications, and to do so within the time periods established by CLF.

         D. STANDARDS AND  SPECIFICATIONS.  You agree that at all times You will
follow  and  apply  all  standards  and   specifications   as  detailed  in  the
Confidential Manuals.

         11.02 FOOD PRODUCTS AND MERCHANDISE. You agree to establish, maintain and increase the sales in Your restaurant. Toward that end, You agree to offer for sale from the restaurant only those food products and merchandise which have been specifically authorized by CLF. You also agree to be bound by the standards of quality for food products established and amended from time to time by CLF. You agree to submit to CLF for approval all contemplated menu changes and all additions or deletions from the items sold in the restaurant. You agree not to make any changes without the prior written consent of CLF.

         You may purchase Your supply of printed paper, paper products, plastic goods and containers from any source, provided that these items are purchased in strict accordance with CLF's specifications and bear the Trademarks and text required by CLF.

         11.03 APPROVED SUPPLIERS. You acknowledge that all food products, supplies and materials which You will use or sell in Your restaurant will be purchased only from suppliers which CLF has designated or approved in writing. You agree that before You use or sell a product which has not been designated or approved by CLF, You will request in writing the approval of CLF and You will furnish, where appropriate, samples. In addition, You acknowledge that the supplier must be able to show that it will be able to supply a quality product in a sufficient supply to meet Your needs. Approval or failure to disapprove of any supplier by CLF shall in no way constitute a warranty or guaranty to You as to the quality of the services or products furnished by such supplier.


         11.04 MENU FORMAT. You agree to use CLF's standard menu format which will be updated from time to time. You must seek and receive CLF's prior written approval before You make changes, additions or deletions to the menu. At CLF's discretion, the standard menu format may contain advertising references to




                                       6




other Cafe La France restaurants. You, alone, however, will establish the prices for the food offered at or from Your restaurant, including prices for catered food.

         11.05 MANAGEMENT OF THE BUSINESS. You will devote a minimum of 40 hours per week to managing, operating and developing the Business, except for reasonable vacation and sick time. During the term of this Agreement, You agree not to engage in any other business or investment requiring Your active participation during normal business hours, unless CLF has expressly approved in writing an arrangement by which the Business is managed by a qualified, full-time employee. In such event, You agree to devote a minimum of 10 hours per week to oversight of the Business.

         11.06 INSURANCE. CLF will furnish You with minimum standards and limits for certain types of insurance coverage which You must secure and maintain at Your own expense. These minimum standards and limits may change from time to time. CLF will advise You of those changes through the Confidential Manuals or other advisory memoranda, and You agree to secure immediately the changed level of coverage. All insurance which You purchase will name CLF as an additional insured. Your insurance policy will also provide that CLF will be given at least 10 days of prior written notice of any termination, amendment, cancellation or modification of Your policy.

         11.07  CONSTRUCTION, MAINTENANCE AND REPAIR OF RESTAURANT.

         A. CONSTRUCTION OF RESTAURANT. CLF may, in its sole discretion, oversee the construction of Your restaurant for which it shall receive a construction assistance fee. Alternatively, CLF will furnish You with a sample layout for the interior of a typical Cafe La France restaurant and provide specific decor specifications. You shall, at Your sole expense, retain architects, designers, engineers or others as may be necessary to modify and complete the plans and specifications for the restaurant, and use a licensed general contractor satisfactory to CLF to perform construction work at the restaurant. You must secure CLF's approval in writing for all changes to the restaurant plans, prior to construction. CLF shall not be responsible for any delays in the construction, equipping or decoration of the restaurant.

         B. MAINTENANCE AND RENOVATION. You agree that at all times and at Your sole expense to maintain the interior and exterior of Your restaurant, including all equipment, fixtures, facilities and windows. You agree to repair, refinish or paint the interior and the exterior of the restaurant at Your own expense at such times as reasonably directed by CLF. You agree to comply immediately with all orders and regulations of applicable state and local health and safety officials. If You do not maintain the restaurant and make all necessary repairs and replacements, then CLF may, but is not obligated to, make the necessary repairs and replacements at Your sole expense. From time to time, CLF may direct You to complete renovations which are part of an individual or system-wide updating program. In anticipation of completing such renovation work, CLF may direct You to escrow enough funds to cover the costs of renovations.

         C. CLEANLINESS OF RESTAURANT. You acknowledge that the cleanliness of the restaurant is of paramount concern to CLF. You agree to maintain the restaurant premises following CLF's stringent standards of cleanliness and to remove all debris which originates in the area surrounding the restaurant, promptly. If You do not conform to the standards of cleanliness, then CLF may clean the restaurant premises and You agree to assume all of these cleaning costs.

         11.08 INSPECTION OF RESTAURANT. CLF will have a right during the term of this Agreement to send representatives to inspect Your restaurant's general operations so as to determine whether You are complying with the provisions of this Agreement and the operations standards of CLF. This includes inspection of Your general operations, inventory levels, equipment, food preparation, service methods, cleanliness, management and administration and all areas of the restaurant premises. You agree to furnish such representative(s) with samples of products at no cost to CLF.




                                       7




         11.09 ACCOUNTING SYSTEM. You agree to prepare and maintain Your bookkeeping and accounting records as directed by CLF in the Confidential Manual. You will also submit all required reports and make Your records available for inspection by CLF during normal business hours.

         11.10 COMPLIANCE WITH LAW. You agree to operate the Business in strict compliance with applicable laws, rules and regulations of all governmental authorities. You agree to be responsible for knowledge of, and compliance with, all applicable wage, hours and other laws and regulations of the federal, state or local governments. You also agree to prepare and file all appropriate tax returns when due and to pay promptly all taxes imposed on You and upon Your Business. You agree to furnish CLF with Your business federal, state, and sales (or meals) tax returns within 30 days after You submit them. This includes all monthly sales (or meals) tax returns and all annual state and federal tax returns.

         11.11 SUGGESTED RETAIL PRICES. Although CLF may provide You with suggested retail prices, You acknowledge and agree that any list or schedule of prices which CLF furnishes to You is by way of recommendation only and is not binding on You or mandatory.

         11.12 YOUR EMPLOYEES. You agree to employ and properly train a sufficient number of competent managers and other employees, of good character and of neat appearance to service the customers of Your restaurant in keeping with CLF's guest-oriented philosophy.

         11.13 HOURS OF OPERATION. You agree to be open for business on the days and during the hours recommended by CLF. Depending upon Your location, You may be obliged to maintain longer hours of operation.

12.      ACCOUNTING AND RECORDS

         12.01 YOUR BANK ACCOUNT. You agree to open and maintain a bank account and to follow banking and administrative procedures which CLF may require of You. You also agree to maintain such account in a bank which can administer wire transfers.

         12.02 SALES RECORDS. You agree to record all sales exactly as they are made and to maintain accurate records. Any intentionally false statements in these or any other reports provided to CLF by You shall be grounds for immediate termination of this Agreement.

         12.03 INSPECTION AND AUDIT. You agree to maintain Your records of the Business for 5 years. This includes all cash register tape readings, invoices, sales and other tax returns, bank statements, books of accounts, and other evidence of Gross Receipts and business transactions for each year (collectively, the "Business Records"). You agree that CLF will retain the right during regular business hours to inspect, audit and make copies of the Business Records. If CLF audits the Business Records and determines that royalties have been understated by 2% or more, You will pay immediately for the cost of the audit and You will pay the amount of the understatement plus interest at the greater of 15% or 3% above the prime rate published in the Wall Street Journal from the date due until the date paid. Understatements of 2% or more of royalties 2 times during the term of this Agreement will be grounds for immediate termination without notice.

         12.04 PERIODIC REPORTS. You agree to furnish to CLF by telecopier or by mail within 5 days after the end of each calendar week a Weekly Sales and Royalty Report, within 5 days after submission to the applicable state, a copy of Your monthly sales (or meals) tax return, and within 30 days after the end of each calendar year, You will furnish a financial statement consisting of a balance sheet and a profit and loss statement. You agree to certify the financial statements as being true and correct and to prepare the financial statements and reports following generally accepted accounting principles. You will also furnish Your tax returns prepared by an independent certified accountant, which includes a balance sheet and profit and loss statement, within 90 days after the end of each calendar or fiscal year.





                                       8




         12.05 RECORDING SYSTEM. You agree to purchase and install a cash register which conforms to the specifications issued by CLF. CLF will be granted full and complete access to all records and information created by such cash register, including by direct telephone and other communications link. CLF may, at its sole discretion, require the use of new and improved cash registers upon prior written notice.

13.      ASSIGNMENT AND RIGHT OF FIRST REFUSAL

         13.01 ASSIGNMENT BY CLF. CLF may freely transfer or assign its rights and obligations under this Agreement to any person, corporation or other entity. The transfer or assignment will be binding upon and will inure to the benefit of the successors and assigns of CLF.

         13.02 ASSIGNMENT BY YOU. You acknowledge that CLF has granted You the right provided for in this Agreement in reliance upon Your background and business ability. You agree that You will not sell, assign, transfer, give, mortgage, pledge or encumber any interest in the Franchise, in the Business, any assets of the Business or if You are a corporation, a majority of the shares of stock in the corporation (collectively "Transfer") except as CLF will expressly allow.

         A. PERMITTED TRANSFERS. CLF will not unreasonably withhold its consent to a Transfer, but will require You to meet each of the following obligations:

         1. You must offer to transfer such interest to CLF at the same price and on the same terms and conditions which You propose to transfer such interest to a third party. You must furnish to CLF a signed copy of the third party's written offer. Within 30 days after CLF receives the copy of the written offer, CLF will decide if it will exercise its right of first refusal. If CLF does not exercise this right of first refusal for one offer, it will not affect this right of first refusal for any other offer. CLF will have 15 extra days after its rejection of its right of first refusal to approve of the Transfer;

         2. You must pay all monies owed to CLF on or just before the date of the Transfer;

         3. You must execute a general release under seal, in the form which CLF drafts, of all claims against CLF, its affiliates, stockholders, directors, officers and employees;

         4. You must have the transferee show to the sole satisfaction of CLF that the transferee has the financial resources, character and ability to continue to run the Business successfully;

         5. Your transferee must pay to CLF a transfer fee of $2,500.00 plus reasonable attorneys' fees;

         6. Your transferee must execute CLF's then current form Franchise Agreement and must complete, to the sole satisfaction of CLF, the CLF training program; and

         7. If CLF helps procure the purchaser of Your Business or an interest in the franchisee, then You agree to pay CLF a commission equal to 10% of the purchase price, in addition to all other amounts payable under this Agreement.

         You agree that You will not retain a security interest in the business or its assets without CLF's consent.

         B. TRANSFER UPON DEATH OR PERMANENT INCAPACITY. Immediately following Your death or permanent incapacity (or if You are a corporation, immediately following the death or permanent incapacity of the major stockholder), CLF or its representative may assume operation of the Business. CLF will also have a right of first refusal to purchase the Business at a price representing the average appraisal of the Business made by three independent business appraisers selected by CLF (the "Buy-Out Price"). This right of first refusal shall extend for a period of 90 days following Your death or permanent incapacity. You agree that Your heirs,




                                       9





beneficiaries and successors will sign all documents which CLF may require to show that the Franchise and the Business were acquired, upon the payment of the Buy-Out Price. Your heirs shall also have the right to sell the Business provided that they follow the requirements of Section 13.02A.

         You agree that permanent incapacity will mean that You are unable to operate the Business on a full-time basis for 6 months. Once You are considered to be permanently incapacitated, You or Your legal representative must transfer the Business as provided for above.

14.      STEP-IN RIGHTS.

         14.01 CAUSE FOR STEP-IN. If CLF determines that the operation of Your Business is in jeopardy or if a default occurs, then You authorize CLF to operate the Business for as long as CLF believes that it is necessary or practical. You acknowledge that this right to step-in is necessary to preserve the value and integrity of the CLF System. Even if CLF exercises this right to step-in, You agree that CLF does not lose or waive a right to exercise any other rights or remedies which CLF may have legally or under this Agreement. Among the reasons for which CLF may act under these step-in rights are: a) CLF reasonably determines that You are unable to operate the Business because You are absent or incapacitated because of illness or death; or b) You have not paid Your monetary obligations to CLF or others when they are due; or c) You have not removed liens or encumbrances which have been placed against Your Business; or d) CLF determines that operational problems require CLF to operate Your Business for a period of time.

         14.02 DUTIES OF THE PARTIES. During a step-in period, CLF will maintain in a separate account all money which the Business's operation generates. CLF will deduct from such account and pay all expenses of the Business which will include the royalty and reasonable compensation and expenses for the representatives of CLF. If CLF exercises these step-in rights, then You agree to hold harmless CLF and its representatives for all actions or omissions which occur during the course of the temporary operation. You agree to pay CLF the reasonable attorneys' fees and costs of CLF which might arise from the exercise of these step-in rights. Nothing in this Section 14 will prevent CLF from exercising any other rights which it may have under this Agreement, including the right to terminate.

15.      DEFAULT AND TERMINATION

         15.01 IMMEDIATE TERMINATION. If any of the following defaults occur, then CLF can terminate this Agreement upon 1 day of notice:

         A. You become insolvent, You file for bankruptcy, or a trustee or receiver is appointed to operate Your Business;

         B. You make or try to make an assignment for the benefit of creditors; or You otherwise try to transfer some or all of the assets of the Business without first seeking and receiving the prior approval of CLF;

         C. You abandon the Business or cease to operate it Yourself or with full-time management or You fail to operate for 5 business days within any 12 month period or You fail to open for operation Your Business within 1 year of the date of this Agreement;

         D. You are convicted or plead no contest to: 1) a felony or misdemeanor which relates to the operation of Your business; or 2) a felony or misdemeanor which involves moral turpitude;

         E. You commit an act or conduct Yourself so as to impair substantially or jeopardize the goodwill of the trademarks, the System or other affiliated or franchised Cafe La France restaurants;




                                       10




         F. You open or hold interest in a business similar to the Cafe La France restaurant in violation of Section 17.01;

         G. You, or Your employees with Your knowledge, do not report or record all sales, 3 or more times within a 12 month period, or if an audit of Your Business reveals the understatement of Your Gross Receipts 3 or more time during the term of this Agreement;

         H. You do not complete the CLF initial training program and do not receive the certification to operate the Business;

         I. You provided CLF with false information or You omitted material information in Your initial application, whether written or oral; or

         J. Upon the expiration or termination of the underlying store lease.

         15.02 TERMINATION WITH NOTICE. If You should be in default of any provision of this Agreement and You do not cure that default within 10 calendar days of notice by CLF to You, should the default be curable, then this Agreement will terminate automatically upon the close of the 10th day or for a longer period of time if the state in which You operate the Business requires a longer notice period:

         A. If You do not or refuse to pay promptly to CLF any money due under this Agreement;

         B. If You do not or refuse to pay a material debt or liability, a trade debt or a bank debt without reasonable cause, to a landlord, a lending institution or to a supplier;

         C. If You do not submit the reports or financial information which CLF requires of You under this Agreement; or

         D. If You do not comply with the duties defined in this Agreement, the Confidential Manuals or other operating directives issued by CLF.

         In the event of any of the defaults named above, CLF may at its option exercise its step-in-rights, as defined in Section 14 above.

         15.03 CONFORMITY WITH LAW. If there is a valid law or regulation which limits the right to terminate or which requires CLF to provide You with longer notice periods, then this Agreement will be deemed amended to conform to the minimum notice periods which the law or regulations may require.

16.      RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

         16.01 YOUR OBLIGATIONS. Upon the expiration or termination of this Agreement, You agree to leave peacefully the restaurant premises to the possession of CLF, without any formal demand or notice to You, unless CLF notifies you expressly that it will not assume the operation of Your restaurant. In addition, upon expiration or termination, You will:

         A. Pay all royalty fees and all other charges or money which are owed to CLF;

         B. Pay all rents due to Your landlord through expiration or the date of termination of this Agreement;

         C. Cease to hold Yourself out as a Cafe La France franchisee, and cease to use the Cafe La France Trademarks, System and materials, and cease all forms of advertising;




                                       11




         D. Return all copies of manuals, books, forms, invoices and other documentation, or materials containing the Cafe La France Trademarks or otherwise identifying or relating to a Cafe La France restaurant;

         E. At the option of CLF, You will:

            1. Remove all signage and inventory from the restaurant premises; or

            2. Sell the equipment, fixtures, and usable inventory to CLF at their fair market value, as CLF may reasonably determine. You also agree to transfer all transferable licenses and permits. CLF will not be liable for payment to You for licenses, permits, customer information or goodwill. CLF will have the right to offset against the purchase price all amounts which You owe to CLF;

         F. Assign to CLF or its designee, all right, title and interest in and to the telephone numbers of the Business, notify the telephone company and all listing agencies that Your right to use the telephone numbers has terminated and authorize the transfer of the telephone numbers to CLF or its designee. If You do not promptly notify the telephone company, then You, by this provision, irrevocably appoint CLF as Your attorney-in-fact to direct the telephone company to make such transfers;

         G. Cooperate with CLF in providing records of the Business and disclosing all other pertinent information; and

         H. Sign all documents which CLF may reasonably require to evidence the termination of the franchise and Your rights to use the Cafe La France Trademarks and System. This may include a general release under seal of CLF, its affiliates, stockholders, officers, directors and employees. You agree to appoint CLF as Your attorney-in-fact, with full power and authority, to sign the documents on Your behalf.


17.      NON-COMPETITION AND NON-DISCLOSURE COVENANTS

         17.01 NON-COMPETITION. You agree that from the date that this Agreement is signed until 2 years following the termination or expiration of the Agreement, You will not directly or indirectly engage in, hold any interest in, be employed by or be involved in any way with any food service business other than a Cafe La France restaurant located within a 10 mile radius of Your own restaurant or a then existing franchised or affiliated restaurant, which offers food products which are similarly offered by or featured at Your Cafe La France restaurant. You further agree that from this date until 1 year following the termination or expiration of this Agreement, You may not solicit for employment or employ any person who is an employee of CLF or any other franchisee of CLF, or convince any person to leave his or her employment. The amounts of time and distance set forth above may be divisible into units of 1 month and 1 mile and may be reduced should a court find them to be unreasonable. Additionally, CLF shall have the right to seek injunctive relief to enforce its rights. You agree to pay the attorneys' fees and costs of CLF in connection with enforcement of this provision. If You violate this provision during the term of this Agreement, then CLF can terminate this Agreement as described in Section 15.01.

         17.02 NON-DISCLOSURE. You acknowledge that disclosure of any aspect of the System, or duplication or disclosure of this Agreement or of the Confidential Manuals could harm CLF, You and other franchisees. You agree that at no time during or after the term of this Agreement will You disclose or duplicate in any way, or make available the contents of the Confidential Manuals, this Agreement, other trade secrets belonging to CLF, or other aspects of the System to any person, corporation or professional advisor. Such persons may have access to the materials only to the extent necessary for the transaction of business by You. You agree that no one shall be permitted to hold any materials or copies of or notes concerning any of these materials. All of the above shall be returned to CLF immediately upon termination or expiration of this Agreement. CLF shall have the right





                                       12





to injunctive relief to enforce the provisions of this Section and You agree to pay CLF's attorney's fees and costs in connection with such injunctive relief.

18.      GENERAL CONDITIONS AND PROVISIONS

         18.01 TITLES FOR CONVENIENCE. The titles of the sections and paragraphs are for convenience only and are not a part of the Agreement's text.

         18.02 ENTIRE AGREEMENT. This Agreement, including any incorporated documents, reflects the entire Agreement of the parties. All negotiations, commitments, representations and understandings of the parties which have taken place are merged into this Agreement. There are no other oral or written understandings or Agreements which relate to this Agreement.

         18.03 AMENDMENT IN WRITING. The parties agree that no modification of this Agreement will be valid unless both parties execute such modification in writing.

         18.04  RELATIONSHIP OF THE PARTIES.

         A. You are an independent contractor and not an agent, partner, employee or joint venturer of CLF. Unless expressly provided for in this Agreement, CLF will not be obligated to any person because of an Agreement, representation or warranty made by You, nor will CLF be obligated to pay any money or pay for damages to a third party because of Your action, failure to act, negligent act or willful conduct.

         B. CLF will not take responsibility for the action of Your employees, nor will CLF have any control over Your employees' employment, discharge, pay or working conditions.

         C. You agree to indemnify and hold harmless CLF, its officers, directors, principals, employees and representatives from and against any claims, liabilities or costs which may be brought against CLF because of Your operation of the Business.

         18.05 NO WAIVER. CLF will not be liable if CLF waives any breach or default in performance by You or other franchisees. CLF may require strict compliance with this Agreement even if it has waived a breach or breaches during an earlier period under this Agreement.

         18.06 GOVERNING LAW. This Agreement will be governed by and interpreted by the laws of the State of Rhode Island. You agree that any cause of action between the parties will be brought in either the state or federal courts of Rhode Island. You also agree to bring a cause of action against CLF only within 1 year of the occurrence of the facts which give rise to the claim. You agree that You will attempt to mediate any claim with CLF in good faith before You pursue a cause of action in court. If any provision of this Agreement or the Confidential Manuals are found to be invalid, the remaining provisions of this Agreement or the Confidential Manuals will be considered valid and enforceable.

         18.07 NOTICES. You agree that all written notices which are required by this Agreement or the Confidential Manuals will be considered delivered 3 days after being placed in the U.S. Mail, by certified mail, return receipt requested or 1 day after being sent by Federal Express or other receipted overnight courier service if they are sent to the address for each party cited at the beginning of this Agreement or to another address, as long as the party with the changed address has notified the other party in writing.




                                       13




19.      CAVEAT

         This Section is a confirmation that You have had an opportunity to review this Franchise Agreement, as well as the uniform franchise offering circular and that You have had the chance to consult with an attorney or other professional advisor.

         You also confirm Your understanding that the success of the Business licensed by this Agreement is speculative and depends to a large extent on Your ability as an independent business person as well as other factors. You also recognize and acknowledge that You may incur expenses or obligations which this Agreement may not address.

         You acknowledge and agree that CLF has not made any representation or warranty as to the potential success of the Business licensed by this Agreement. In fact, You acknowledge that You have entered into this Agreement after making an independent investigation of the Business and of CLF.



         IN WITNESS WHEREOF, the parties intending to be bound legally, have fully executed, sealed and delivered this Agreement and the attached Guaranty of Performance as of the day and year first above written.

                                         CLF Franchise Corporation


                                         By:
-----------------------                      -----------------------------------
Witness                                      Officer

                                         Date:
                                              ----------------------------------





                                         By:
-----------------------                      -----------------------------------
Witness
                                         Date:
                                              ----------------------------------





                                       14






                             GUARANTY OF PERFORMANCE


     In consideration of the grant of this franchise to ____________________________ (the "Franchisee"), of which the undersigned are both principals, in recognition of the personal confidence reposed in the undersigned to manage the franchise operation and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned agrees to guarantee throughout the term of this Agreement and thereafter, if applicable, each and every obligation contained in this Agreement and to be bound individually by the restrictive covenants contained in Section 17 of the Franchise Agreement. The undersigned further agrees to allow CLF to pursue the undersigned with respect to any obligation without first pursuing a claim against the Franchisee or any other guarantor of the Franchisee. This guaranty of performance shall survive the expiration or termination of the Franchise Agreement.



                              -----------------------------------------------
                                                                  , Guarantor,
                              ------------------------------------
                              Jointly and Severally


                              -----------------------------------------------
                              Date



                              -----------------------------------------------
                                                                  , Guarantor,
                              ------------------------------------
                              Jointly and Severally


                              ------------------------------------------------
                              Date





                                       15





                              STATE OF RHODE ISLAND

                         , ss.
-------------------------                    -----------------------------------

         Then   personally   appeared  the  above-named   ________________   and
acknowledged the foregoing instrument to his/her free act and deed, before me.


                                           -------------------------------------
                                           Notary Public

                                           My Commission Expires:




                              STATE OF RHODE ISLAND

                         , ss.
-------------------------                    -----------------------------------

         Then   personally   appeared  the  above-named   ________________   and
acknowledged the foregoing instrument to his/her free act and deed, before me.


                                           -------------------------------------
                                           Notary Public

                                           My Commission Expires: